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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation of our report dated February 7, 1997, related to the consolidated financial statements of Burlington Northern Santa Fe Corporation as of and for the year ended December 31, 1996, which appears on page 19 of the 1996 Annual Report to Shareholders which is incorporated by reference in Burlington Northern Santa Fe Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.





Price Waterhouse LLP


Kansas City, Missouri
April 22, 1997